UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

May 24, 2019 (May 23, 2019)

SMTC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-31051	98-0197680
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7050 Woodbine Avenue, Suite 300

Markham, Ontario, Canada L3R 4G8

(Address of Principal Executive Offices, and Zip Code)

(905) 479-1810

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SMTX	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standard provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01              Entry into a Material Definitive Agreement

On May 23, 2019, SMTC Corporation (the “Company”) entered into a common stock purchase agreement with certain investors (the “Purchase Agreement”), providing for the issuance and sale by the Company of an aggregate of 1,732,483 shares of common stock (the “Registered Direct Offering Shares”) in a registered direct offering (the “Registered Direct Offering”). The Registered Direct Offering Shares were offered at a price of $3.14 per share and the gross proceeds to the Company from the Registered Direct Offering are expected to be approximately $5.4 million. The closing of the Registered Direct Offering is expected to occur on or about June 28, 2019, subject to the satisfaction of customary closing conditions, including the closing of the concurrent offering of subscription rights to the Company’s stockholders and holders of the Company’s outstanding warrants, which is also expected to close on or about June 28, 2019 and is expected to raise gross proceeds of up to $9.1 million (the “Rights Offering”).

The Registered Direct Offering Shares are being offered pursuant to a prospectus supplement dated May 24, 2019, and a base prospectus dated April 9, 2019, which is part of a registration statement on Form S-3 (Registration No. 333-230377) that was declared effective by the Securities and Exchange Commission (the “SEC”) on April 9, 2019.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01              Other Events

On May 24, 2019, the Company issued a press release announcing the Rights Offering and the Registered Direct Offering. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy the securities in the Registered Direct Offering or the Rights Offering, nor will there be any sale of these securities in any jurisdiction in which an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Copies of the opinions of Perkins Coie LLP relating to the legality of the issuance and sale of the (i) Registered Direct Offering Shares in the Registered Direct Offering and (ii) the rights and the shares of common stock issuable upon exercise of the rights in the Rights Offering are attached as Exhibits 5.1 and 5.2 hereto, respectively.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements that involve estimates, assumptions, risks and uncertainties. Forward-looking statements include, but are not limited to, statements related to the Rights Offering and the Registered Direct Offering, the amount of proceeds expected from the Rights Offering and the Registered Direct Offering, the timing and certainty of completion of the Rights Offering and the Registered Direct Offering, the expected participation of certain existing stockholders in the Rights Offering, the price per share at which rights may be exercised in the Rights Offering. The risks and uncertainties relating to the Company and the Rights Offering and the Registered Direct Offering include general market conditions, the Company’s ability to complete the Rights Offering and the Registered Direct Offering on favorable terms, or at all, as well as other risks detailed from time to time in the Company’s SEC filings, including in its Annual Report on Form 10-K, filed with the SEC on March 15, 2019, its Quarterly Reports on Form 10-Q, its Current Reports on Form 8-K and the final prospectus supplements to be filed with the SEC relating to the Rights Offering and the Registered Direct Offering. These documents contain important factors that could cause actual results to differ from current expectations and from forward-looking statements contained in this Current Report on Form 8-K. These forward-looking statements speak only as of the date of this Current Report on Form 8-K and the Company undertakes no obligation to publicly update any forward-looking statements to reflect new information, events or circumstances after the date of this Current Report on Form 8-K.

Item 9.01              Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description
5.1	Opinion of Perkins Coie LLP.
5.2	Opinion of Perkins Coie LLP.
10.1	Common Stock Purchase Agreement, dated as of May 23, 2019, by the purchasers listed on Schedule A thereto and SMTC Corporation.
23.1	Consent of Perkins Coie LLP (included in Exhibit 5.1).
23.2	Consent of Perkins Coie LLP (included in Exhibit 5.2).
99.1	Press Release of SMTC Corporation, dated May 24, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 24, 2019	SMTC CORPORATION

	By:	/s/ EDWARD SMITH
Name: Edward Smith
Title: President and Chief Executive Officer